Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573

                              Prospectus Supplement
                              Dated March 31, 2000

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                                Principal Amount
                                                                  of Registered
                                  Selling Securityholders             Notes
---------------------------------------------------------       ----------------
Lutheran Brotherhood(1)............................................ $3,250,000

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     Total of Above................................................ $3,250,000
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1 Lutheran Brotherhood is the owner of 10,690 shares of Interpublic's common stock.